Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), is made this 29th day of March, 2006, by and between, Aeneas Portfolio Company LP, a Cayman Islands Partnership having a registered address at Walker House, Mary Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies (the “Seller”) and Global Innovative Systems Inc, a Cayman Islands Company having an address at 16/F Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong (the “Purchaser”)

EXPLANATORY STATEMENT

1.

The Seller is the owner of 250 shares of Beijing Illumination (Hong Kong) Limited (the “Company”) , with its address at Room 1108-1109, 11/F, Tower 2, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong representing 20% of the outstanding shares (“the Shares”). The Seller desires by this Agreement to sell to the Purchaser 63 of its Shares, representing 25% of its holdings in the Company, and the Purchaser desires by this Agreement to purchase those Shares.

2.	The Purchaser currently holds 710 shares or 56.8% of the Company and wishes to acquire more shares.

NOW, THEREFORE, the parties agree as follows:

1.

Effective as of March 31, 2006 (the “Effective Date”), the Seller agrees to sell the Shares to the Purchaser and the Purchaser agrees to purchase from the Seller the Shares and any and all rights with respect to the Shares. The Purchaser will issue 1,250,000 shares in Global Innovative Systems Inc (GBSY as listed on the OTCBB) (the “Consideration Shares”) as good and valuable consideration of which both parties acknowledges as constituting the full and complete consideration for entering into this Agreement. Such shares will be delivered free to the Prime Brokerage account of the Seller at Deutschebank upon closing versus the delivery of the share certificate in the Company representing 63 shares.

2.	REPRESENTATIONS.

2.1.

By Seller. To induce the Purchaser to accept the delivery of this Purchase Agreement, the Seller hereby represents and warrants the following to the Purchaser that, on the date hereof and at the time of such delivery:

2.1.1.	The Seller is the sole legal and beneficial owner of the Shares. The Seller has not previously sold, transferred, or encumbered any or all of the Shares.

2.1.2.	the Seller has the full and sufficient right at law and in

equity to sell, transfer and assign the Shares, and is selling, transferring and assigning the Shares to the Purchaser free and clear of any and all right, title, or interest of any other person whatsoever;

2.1.3.	There are no other liabilities, unasserted claims or assessments or any other contingencies against the Shares existing as of the date of this Agreement

2.1.4.	The Seller has the authorization and authority to sell the Shares to the Purchaser.

2.2. By Purchaser. The Purchaser covenants, warrants, and represents to the Seller:

2.2.1.

The Shares are being acquired for investment for the Purchaser’s own account and not with a view to offering it for sale or otherwise to distributing it, after or in connection with such Purchase Agreement to it;

2.2.2.	The Consideration Shares will be properly issued by the Purchaser free of any liens, encumbrances or contingent liabilities and will be available to the Seller to hold or divest as Seller sees fit.

2.2.3.	The Purchaser has the authority and authorized capital to issue the Consideration Shares.

2.3. By Each Party. Each party represents and warrants to the other that it has been duly authorized to execute and deliver this Agreement, and to perform its obligations under this Agreement.

3.	MISCELLANEOUS.

3.1. Effectiveness. This Purchase Agreement shall become effective on and only on its execution and delivery by each party.

3.2. Complete understanding - this Purchase Agreement represents the complete understanding between the parties as to the subject matter hereof, and supersedes all prior negotiations, representations, guarantees, warranties, promises, statements, or agreements, either written or oral, between the parties hereto as to the same.

3.3. Amendment. This Purchase Agreement may be amended by and only by an instrument executed and delivered by each party.

3.4. Waiver. No party shall be deemed to have waived any right, which it holds hereunder unless the waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party in exercising any such right shall be deemed a waiver of its future exercise). No waiver shall be deemed a waiver as to any other instance or any other right.

3.5. Applicable law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed hereby shall be governed by the internal law, not the law of conflicts, of the State of New York.

3.6. Headings. The headings of the Sections, subsections, paragraphs, and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

4.7. Purchase Agreement and Loan Assignment. This Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns hereunder.

4.8. Severability. No determination by any court, governmental body or otherwise that any provision of this Purchase Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) that provision in any circumstance not controlled by the determination. Each such provision shall be valid and enforceable to the fullest extent allowed by and shall be construed wherever possible as being consistent with, applicable law.

4.9. Further Assurances. The parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

IN WITNESS WHEREOF, each party hereto has executed and this Purchase Agreement under seal or caused it to be executed on its behalf under seal by its duly authorized representatives, the day and year first above written.

Aeneas Portfolio Company, LP

By /s/ John C. Suglia

John C. Suglia

WITNESS/ATTEST:

/s/ Rosemarie Savino Gerschwer

Global Innovative Systems Inc

By /s/ Bondy Tan

Bondy Tan

WITNESS/ATTEST:

/s/ signed